UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K - CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 19, 2004

Kingston Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Registrant or Organization)

0-15840	14-1688816
(Commission File Number)	(I.R.S. Employer Identification No.)

5 Wentworth Road
Rye, New Hampshire	03870	(603) 661 - 1626
(Address of Principal Executive Offices)	(Zip Code)	(Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

 On August 18, 2005, Kingston Systems, Inc. (the “Company”) acquired 100% of the Issued and Outstanding Common Stock of Parallel Robotics Systems Corporation (“Robotics”). Thus, Robotics is now a wholly-owned subsidiary of the Company. Thereafter, pursuant to an agreement between the Company, Robotics, and the Trust Flood Trust (the Trust”), the Trust, which, as Payee, will be issued a promissory note issued by Robotics (the “Note”), will acquire shares in the Company by assigning as consideration its rights as Payee under the Note to the Company in exchange for a number of newly issued shares of the Company’s Common Stock, Par Value $0.01 per share, yet to be determined (the “Exchange”). The Company, as the new Payee under the Note, will then cancel the Note and forgive the Debt and any obligations of Robotics under the Note. The Company will do this because Robotics would not have issued its Common Stock to the Company unless the Company agreed to forgive the Debt to be owed by Robotics to the Company following the Exchange. Once the exact amount of the Note, which includes a sum of interest not yet capable of being calculated, has been determined, and, therefore, once the exact number of shares of the Company to be issued to the Trust can be determined, the Company will promptly file an amended Form 8-K.

Robotics

Robotics sells robotic devices to the medical and automotive industries.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

It is the intention of the Company to file all Financial Statements and Exhibits required by this Form 8-K within 71 days from the date hereof.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kingston Systems, Inc.	Date: August 19, 2004
(Registrant)

/s/ Ralph McKittrick
Ralph McKittrick